UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 30, 2009

Tree.com, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-34063	26-2414818
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

11115 Rushmore Drive, Charlotte, NC	28277
(Address of Principal Executive Offices)	(Zip Code)

(704) 541-5351

(Registrant’s Telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17  CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into a Material Definitive Agreement.

As described in Item 2.03 below, on October 30, 2009, Tree.com, Inc. (the “Company”), through its subsidiary Home Loan Center, Inc. (“HLC”), entered into a new $75.0 million warehouse line of credit with JPMorgan Chase Bank, N.A. (“JPMorgan Chase”).  The information set forth under Item 2.03 below is hereby incorporated by reference into this Item 1.01.

Item 2.02                                             Results of Operations and Financial Condition.

On October 30, 2009, the Company announced financial results for the third quarter ended September 30, 2009.  A copy of the related press release is furnished as Exhibit 99.1.

Item 2.03.              Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On October 30, 2009, HLC entered into a new $75.0 million warehouse line of credit with JPMorgan Chase.  This new facility increases HLC’s total borrowing capacity under its three currently available warehouse lines of credit to $175.0 million.  The new JP Morgan Chase facility will be used to fund and is secured by consumer residential loans that are held for sale.  The term of the new facility is through October 29, 2010.  Borrowings under the facility will bear interest at a rate equal to (a) 2.50% plus the greater of the 30-day LIBOR rate or 2.00% for loans being sold to JPMorgan Chase and (b) 2.75% plus the greater of the 30-day LIBOR rate or 2.00% for loans not being purchased by JPMorgan Chase.

Under the terms of this new facility, HLC is required to maintain various financial and other covenants. These financial covenants include maintaining (i) a minimum tangible net worth of $44.0 million, (ii) a minimum ratio of current assets to current liabilities of 1.05:1 (iii) a minimum liquidity equal to 3.0% of HLC’s actual total assets, (iv) a maximum ratio of total liabilities to tangible net worth of 10:1 and (v) pre-tax net income requirements on a monthly basis.  Additionally, HLC is required to maintain warehouse facilities from buyers and lenders other than JPMorgan Chase such that the warehouse facility with JPMorgan Chase constitutes no more than 50% of HLC’s total available warehouse facilities.

Under the terms of this new facility, HLC may not permit (i) its net loss before taxes for any calendar quarter to be greater than $2.5 million or (ii) any net loss before taxes to occur for any two consecutive calendar quarters.  Finally, HLC’s borrowings under the facility will be guaranteed by the Company, LendingTree Holdings Corp. and LendingTree, LLC.

Copies of the Master Repurchase Agreement and the related Side Letter for the new facility are filed with this report as Exhibits 10.1 and 10.2, respectively, and are hereby incorporated by reference herein.  The foregoing description of the Master Repurchase Agreement and Side Letter does not purport to be complete and is qualified in its entirety by reference to the full text of such exhibits.  A copy of the related press release is furnished as Exhibit 99.2.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Exhibit Description

10.1	Master Repurchase Agreement, dated as of October 30, 2009, between Home Loan Center, Inc. and JPMorgan Chase Bank, N.A.

10.2	Side Letter, dated as of October 30, 2009, between Home Loan Center, Inc. and JPMorgan Chase Bank, N.A.

99.1	Press Release, dated October 30, 2009, with respect to the Company’s financial results for the third quarter ended September 30, 2009

99.2	Press Release, dated October 30, 2009, with respect to the Company’s new warehouse facility with JPMorgan Chase Bank, N.A.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TREE.COM, INC.

Date: October 30, 2009	By: /s/ Matthew Packey
Name: Matthew Packey
Title: Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit Description

10.1	Master Repurchase Agreement, dated as of October 30, 2009, between Home Loan Center, Inc. and JPMorgan Chase Bank, N.A.

10.2	Side Letter, dated as of October 30, 2009, between Home Loan Center, Inc. and JPMorgan Chase Bank, N.A.

99.1	Press Release, dated October 30, 2009, with respect to the Company’s financial results for the third quarter ended September 30, 2009

99.2	Press Release, dated October 30, 2009, with respect to the Company’s new warehouse facility with JPMorgan Chase Bank, N.A.